SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 25, 2009

EQUITY VENTURES GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

FLORIDA	000-50868	65-0995426
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1314 E. Las Olas Blvd., Ste 1030
Fort Lauderdale, FL 33301
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

949-387-8490
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2009 (the “Effective Date”), Equity Ventures Group, Inc. (hereinafter referred to as “we,” “us” or “our”) entered into a share exchange agreement (the “Agreement”) with GHG Trading Platforms, Inc., a Nevada corporation (“GHG”) and the Shareholders of GHG (the “GHG Shareholders”) with the unanimous consent of our board of directors in lieu of a special meeting. Pursuant to the Agreement, the GHG Shareholders will sell to us 100% of the issued and outstanding common stock of GHG in exchange for the issuance to the GHG Shareholders of shares of our common stock on a one for one basis, pursuant to the terms and conditions set forth in the Agreement.

Upon execution of the Agreement, GHG made a non-refundable payment to us of $5,000 and shall make an additional non-refundable deposit payment of $15,000 within three (3) days of such time as it has raised at least such amount in a private placement offering.  According to the Agreement, the post-transaction company will be required to register on a Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) the shares of common stock held by the Equity Ventures shareholders prior to the closing date within ninety (90) days following the close of the Combination.

The closing of the transaction shall be contingent and immediately take place upon GHG’s completion and delivery of the audited financial statements for the fiscal years ended December 31, 2008 and 2007, and the reviewed financial statements for the three (3) months ended March 31, 2009, which must be provided within ten (10) weeks of the Effective Date.  Upon the close of the Transaction, GHG will become our wholly owned subsidiary.

A copy of the Agreement is incorporated herein as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.

10.1 Share Exchange Agreement Among Equity Ventures Group, Inc., GHG Trading Platforms, Inc., and the shareholders of GHG Trading Platforms, Inc. effective March 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Equity Ventures Group, Inc.

By:    /s/ Colette Kim________
Name: Colette Kim
Title: President and Director

Dated: March 30, 2009